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                                   EXHIBIT 16

                                January 15, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 15, 2002 of Technology Visions Group, Inc. and are in agreement with the statements contained therein regarding our termination as auditors.





/s/ GRASSI & CO., CPA's, P.C
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GRASSI & CO., CPA's, P.C